SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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________________________________________________

DIAMEDICA THERAPEUTICS INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 2, 2020

The Annual General Meeting of Shareholders of DiaMedica Therapeutics Inc., a corporation existing under the laws of British Columbia, will be held at the offices of Fox Rothschild LLP* located at 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota 55402 USA, beginning at 2:30 p.m., Central Daylight Savings Time, on Tuesday, June 2, 2020, for the following purposes:

1.	To receive the audited consolidated financial statements of DiaMedica Therapeutics Inc. for the financial year ended December 31, 2019 and accompanying report of the independent registered public accounting firm (for discussion only).

2.	To elect four persons to serve as directors until our next annual general meeting of shareholders or until their respective successors are elected and qualified (Voting Proposal One).

3.

To consider a proposal to appoint Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and to authorize the Board of Directors to fix our independent registered public accounting firm’s remuneration (Voting Proposal Two).

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only those shareholders of record at the close of business on April 9, 2020 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A shareholder list will be available at our corporate offices beginning April 20, 2020 during normal business hours for examination by any shareholder registered on our common share ledger as of the record date, April 9, 2020, for any purpose germane to the meeting.

By Order of the Board of Directors,

Scott Kellen

Corporate Secretary

April 20, 2020

Minneapolis, Minnesota

Important: Whether or not you expect to attend the meeting in person, please vote by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted. A prompt response is helpful and your cooperation is appreciated.

* As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual General Meeting may be held at another place or solely by means of remote communication.  If we take this step, we will publicly announce the decision to do so in advance, as well as details on the place, if applicable, and how to attend and participate. Such information will also be available at https://www.diamedica.com/proxy.

TABLE OF CONTENTS

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Page

PROXY STATEMENT SUMMARY	1

GENERAL INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING	1
Date, Time, Place and Purposes of Meeting	1
Who Can Vote	1
How You Can Vote	1
How Does the Board of Directors Recommend that You Vote	3
How You May Change Your Vote or Revoke Your Proxy	3
Quorum Requirement	3
Vote Required	3
Appointment of Proxyholders	4
Other Business	4
Procedures at the Meeting	4
Householding of Meeting Materials	5
Proxy Solicitation Costs	5

VOTING PROPOSAL ONE—ELECTION OF DIRECTORS	6
Board Size and Structure	6
Information about Current Directors and Board Nominees	6
Additional Information about Current Directors and Board Nominees	6
Penalties or Sanctions	9
Corporate Cease Trade Orders or Bankruptcies	9
Board Recommendation	9

VOTING PROPOSAL TWO—APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION TO FIX REMUNERATION	10
Appointment of Independent Registered Public Accounting Firm	10
Authorization to Board of Directors to Fix Remuneration	10
Audit, Audit-Related, Tax and Other Fees	10
Audit Committee Pre-Approval Policies and Procedures	11
Board Recommendation	11

STOCK OWNERSHIP	12
Security Ownership of Significant Beneficial Owners	12
Security Ownership of Management	13

CORPORATE GOVERNANCE	15
Management by Board of Directors	15
Corporate Governance Guidelines	15
Board Leadership Structure	16
Director Independence	17
Board Committees	17
Audit Committee	17
Compensation Committee	19

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Nominating and Corporate Governance Committee	20
Director Qualifications and the Nomination Process	21
Board Diversity	22
Role of Board in Risk Oversight Process	23
Code of Business Conduct and Ethics	23
Board and Committee Meetings and Attendance	24
Policy Regarding Director Attendance at Annual General Meetings of Shareholders	24
Complaint Procedures	24
Process Regarding Shareholder Communications with Board of Directors	24

DIRECTOR COMPENSATION	25
Non-Employee Director Compensation Program	25
Director Compensation Table	26
Indemnification	26

EXECUTIVE COMPENSATION	27
Executive Compensation Overview	27
Summary Compensation Table	34
Outstanding Equity Awards at Fiscal Year-End	35
Employee Benefit and Stock Plans	35
Anti-Hedging and Pledging Policy	38

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS	39
Introduction	39
Description of Related Party Transactions	39
Policies and Procedures for Related Party Transactions	40

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS	42

COPIES OF FISCAL 2019 ANNUAL REPORT AND ADDITIONAL INFORMATION	42

________________

DiaMedica Therapeutics Inc. is sometimes referred to as “DiaMedica,” “we,” “our” or “us” in this proxy statement.

The Annual General Meeting of Shareholders to be held on June 2, 2020 is sometimes referred to as the “Annual General Meeting” or “meeting” in this proxy statement.

Our voting common shares, no par value, are sometimes referred to as our “common shares” or “shares” in this proxy statement.

All dollar amounts in this proxy statement are expressed in United States currency unless otherwise noted.

ii

PROXY STATEMENT SUMMARY

________________

This executive summary provides an overview of the information included in this proxy statement. We recommend that you review the entire proxy statement and our 2019 Annual Report to Shareholders before voting.

2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

DATE AND TIME	Proposal	Board’s Vote Recommendation	Page
Tuesday, June 2, 2020 2:30 p.m. (Central Daylight Savings Time)	Voting Proposal No. 1: Election of Directors	FOR	6
LOCATION* Fox Rothschild LLP 222 South Ninth Street, #2000 Minneapolis, MN 55402	Voting Proposal No. 2: Appointment of Independent Registered Public Accounting Firm and Authorization to Fix Remuneration	FOR	10

RECORD DATE

April 9, 2020

Holders of record of our common shares at the close of business on April 9, 2020 are entitled to notice of, to attend, and to vote at the 2020 Annual General Meeting of Shareholders or any adjournment thereof

* As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual General Meeting may be held at another place or solely by means of remote communication.  If we take this step, we will publicly announce the decision to do so in advance, as well as details on the place, if applicable, and how to attend and participate. Such information will also be available at https://www.diamedica.com/proxy.

INTERNET AVAILABILITY OF PROXY MATERIALS

Instead of mailing a printed copy of our proxy materials, including our Annual Report to Shareholders, to each shareholder of record, we have provided access to these materials in a fast and efficient manner via the Internet. We believe that this process expedites your receipt of our proxy materials, lowers the costs of our meeting and reduces the environmental impact of our meeting. On or about April 20, 2020, we expect to begin mailing a Notice of Internet Availability of Proxy Materials to shareholders of record as of April 9, 2020 and post our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials (www.proxyvote.com). As more fully described in the Notice of Internet Availability of Proxy Materials, shareholders may choose to access our proxy materials at www.proxyvote.com or may request proxy materials in printed or electronic form. In addition, the Notice of Internet Availability of Proxy Materials and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you previously requested.

Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders to be Held on June 2, 2020:
The Notice of Annual General Meeting of Shareholders and Proxy Statement and
Annual Report to Shareholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at www.proxyvote.com

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2020 BUSINESS HIGHLIGHTS

Below are highlights of our clinical, operational and financial achievements during 2019 and the beginning of 2020.

Clinical

Commenced Phase II - CKD

Commenced REDUX Phase II study of DM199 for the treatment of Chronic Kidney Disease (CKD). This study is designed to investigate the safety, tolerability and efficacy of DM199 for the treatment of CKD in African Americans with hypertension and CKD in individuals with IgA Nephropathy.

Completed Phase 1b - CKD

Completed Phase Ib study of DM199 in patients with moderate or severe CKD caused by Type I or Type II diabetes. These results, consistent with prior studies, demonstrated that DM199 continued to be safe and well tolerated with no treatment-related serious adverse events and pharmacokinetic data supported the determination of the dose range expected to normalize KLK1 levels in both moderate and severe CKD patients.

Completed Phase II - AIS	Completed enrollment in our Phase II REMEDY trial assessing the safety, tolerability and markers of therapeutic efficacy of DM199 in patients suffering from acute ischemic stroke (AIS).

Operational

Established World Class Scientific Advisory Board

Established a world class scientific advisory board to advise us with respect to our Phase II clinical study for CKD, including Drs. Rajiv Agarwal, George Bakris, Glenn Chertow, Charles Herzog and Aldo Peixoto.

Expanded Executive Team	Hired a new Vice President, Regulatory Affairs and a Consulting Head of Manufacturing.

Financial

Improved Financial Position	Raised $8.5 million in gross proceeds from a public underwritten offering of our common shares in February 2020.

Obtained Litigation Financing	Entered into a litigation funding agreement with LEGALIST FUND II, L.P. for the purpose of funding our currently pending lawsuit against Pharmaceutical Research Associates Group B.V.

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CORPORATE GOVERNANCE HIGHLIGHTS

✓ Annual election of directors	✓ Regular executive sessions
✓ Majority of independent directors	✓ No conflicts of interest
✓ Independent Board Chairman	✓ Access to independent advisors
✓ Three fully independent Board committees	✓ Independent compensation consultant
✓ Corporate governance guidelines	✓ No guaranteed bonuses
✓ Annual review of governance documents	✓ No perquisites

BOARD OF DIRECTORS NOMINEES

Below are the directors nominated for election by shareholders at the 2020 Annual General Meeting of Shareholders for a one-year term. All director nominees listed below served during the fiscal year ended December 31, 2019. Zhenyu Xiao, Ph.D., a current director, is not standing for re-election at the 2020 Annual General Meeting.

Director	Age	Serving Since	Independent
Richard Pilnik	63	2009	Yes
Michael Giuffre, M.D.	64	2010	Yes
James Parsons	54	2015	Yes
Rick Pauls	48	2010	No

The Board of Directors recommends a vote “FOR” each of these four nominees.

BOARD COMMITTEE COMPOSITION

The Board of Directors maintains a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Below are our current directors and their Board committee memberships.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent Director (Y/N)
Richard Pilnik	●	●	●	Y
Michael Giuffre, M.D.	●	●	●	Y
James Parsons	●	●	●	Y
Rick Pauls				N
Zhenyu Xiao, Ph.D.				Y

KEY QUALIFICATIONS

The following are some key qualifications, skills, and experiences of our Board of Directors.

● Leadership/Management	● Financial Expertise	● Business Development Experience
● Prior Board Experience	● Regulatory Expertise	● Biopharmaceutical Industry Expertise

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EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our shareholders.

What We Do:	What We Don’t Do:
● Emphasize pay for performance	● No guaranteed salary increases or bonuses
● Structure our executive compensation so a significant portion of pay is at risk	● No repricing of stock options unless approved by shareholders
● Structure our executive compensation so a significant portion is paid in equity	● No pledging or hedging of DiaMedica securities
● Maintain competitive pay packages	● No perquisites

HOW WE PAY

Our executive compensation program consists of the following principal elements which are described in more detail below under “Executive Compensation—Compensation Philosophy—Elements of Our Executive Compensation Program:”

●	Base salary – a fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.

●	Short-term incentive – a variable, short-term element that is payable in cash and is based on annual corporate performance objectives and, in some cases, individual performance objectives.

●	Long-term incentive – a variable, long-term element that is provided in stock options.

2019 EXECUTIVE COMPENSATION ACTIONS

2019 compensation actions and incentive plan outcomes based on performance are summarized below:

Element	Key 2019 Actions
Base Salary	Our named executive officers received increases between 13% and 29% over their respective 2018 base salaries to bring them closer to our target market positioning.
Short-Term Incentive

Our named executive officers received short-term incentive cash bonuses equal to 80% of their respective target bonus opportunities based primarily on the achievement of corporate performance objectives and an additional discretionary adjustment as determined appropriate by the Compensation Committee.

Long-Term Incentive	Our named executive officers received stock option awards, which vest quarterly over two years. Adopted a new shareholder-approved omnibus incentive plan.
Other Compensation	No significant changes were made to other components of our executive compensation program.

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Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447

____________________________________

PROXY STATEMENT FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 2, 2020

____________________________________

The Board of Directors of DiaMedica Therapeutics Inc. is soliciting your proxy for use at the 2020 Annual General Meeting of Shareholders to be held on Tuesday, June 2, 2020. The Board of Directors expects to make available to our shareholders beginning on or about April 20, 2020 the Notice of Annual General Meeting of Shareholders, this proxy statement and a form of proxy on the Internet or has sent these materials to shareholders of DiaMedica upon their request.

GENERAL INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

________________

Date, Time, Place and Purposes of Meeting

The Annual General Meeting of Shareholders of DiaMedica Therapeutics Inc. will be held on Tuesday, June 2, 2020, at 2:30 p.m., Central Daylight Savings Time, at the offices of Fox Rothschild LLP located at 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota 55402, USA, for the purposes set forth in the Notice of Annual General Meeting of Shareholders.

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual General Meeting may be held at another place or solely by means of remote communication.  If we take this step, we will publicly announce the decision to do so in advance, as well as details on the place, if applicable, and how to attend and participate. Such information will also be available at https://www.diamedica.com/proxy.

Who Can Vote

Shareholders of record at the close of business on April 9, 2020 will be entitled to notice of and to vote at the Annual General Meeting or any adjournment thereof. As of that date, there were 14,139,074 of our common shares outstanding. Each common share is entitled to one vote on each matter to be voted on at the Annual General Meeting. Shareholders are not entitled to cumulate voting rights.

How You Can Vote

Your vote is important. Whether you hold shares directly as a shareholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or other nominee.

If you are a registered shareholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

●

Vote by Internet, by going to the website address http://www.proxyvote.com and following the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

●	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

●	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided if you received a paper copy of these proxy materials.

If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Daylight Savings Time (10:59 p.m., Central Daylight Savings Time), on June 1, 2020, the day before the meeting. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker or other nominee provided to you for more information on your options for voting.

If you return your signed proxy card or use Internet or telephone voting before the meeting, the named proxies will vote your shares as you direct. You have multiple choices on each matter to be voted on as follows:

For Voting Proposal One—Election of Directors, you may:

●	Vote FOR all four nominees for director,

●	WITHHOLD your vote from one or more of the four nominees for director.

For Voting Proposal Two—Appointment of Baker Tilly Virchow and Krause, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration, you may:

●	Vote FOR the proposal,

●	Vote AGAINST the proposal or

●	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all four of the nominees for election to the Board of Directors in Voting Proposal One—Election of Directors and FOR Voting Proposal Two—Appointment of Baker Tilly Virchow and Krause, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration.

How Does the Board of Directors Recommend that You Vote

The Board of Directors unanimously recommends that you vote:

●	FOR all four of the nominees for election to the Board of Directors in Voting Proposal One—Election of Directors; and

●	FOR Voting Proposal Two—Appointment of Baker Tilly Virchow and Krause, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration.

How You May Change Your Vote or Revoke Your Proxy

If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

●

Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

●	Sending written notice of your revocation to our Corporate Secretary; or

●	Attending the meeting and voting by ballot.

Quorum Requirement

The quorum for the transaction of business at the meeting is any number of shareholders who, in the aggregate, hold at least 33 1/3% of our issued common shares entitled to be voted at the meeting or 4,713,025 common shares. In general, our common shares represented by proxies marked “For,” “Against,” “Abstain” or “Withheld” are counted in determining whether a quorum is present. In addition, a “broker non-vote” is counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer and the broker has no discretionary authority to vote on behalf of such customer on such matter.

Vote Required

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters.

Voting Proposal One—Election of Directors is not a “routine” matter. Accordingly, if you do not direct your broker how to vote, your broker may not exercise discretion and may not vote your shares on this proposal. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the meeting, they will not be considered to be “votes cast” at the meeting and will not be counted as having been voted on the proposal.

Voting Proposal Two—Appointment of Baker Tilly Virchow Krause, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration is a “routine” matter and, as such, your broker is permitted to exercise its discretion to vote your shares for or against the proposal in the absence of your instruction.

The table below indicates the vote required for each voting proposal, the effect of votes withheld or abstentions and the effect of any broker non-votes.

Voting Proposal	Votes Required	Effect of Votes Withheld / Abstentions	Effect of Broker Non-Votes
Voting Proposal One: Election of Directors	Affirmative vote of a majority of votes cast on the voting proposal.	Abstentions will have no effect.	Broker non-votes will have no effect.

Voting Proposal Two: Appointment of Independent Registered Public Accounting Firm and Authorization to Fix Remuneration	Affirmative vote of a majority of votes cast on the voting proposal.	Abstentions will have no effect.	We do not expect any broker non-votes on this proposal.

Appointment of Proxyholders

The persons named in the accompanying proxy card are officers of DiaMedica.

A shareholder has the right to appoint a person or company to attend and act for the shareholder and on that shareholder’s behalf at the meeting other than the persons designated in the enclosed proxy card. A shareholder wishing to exercise this right should strike out the names now designated in the enclosed proxy card and insert the name of the desired person or company in the blank space provided. The desired person need not be a shareholder of DiaMedica.

Only a registered shareholder at the close of business on April 9, 2020 will be entitled to vote, or grant proxies to vote, his, her or its common shares, as applicable, at the meeting.

If your common shares are registered in your name, then you are a registered shareholder. However, if, like most shareholders, you keep your common shares in a brokerage account, then you are a beneficial shareholder. The process for voting is different for registered shareholders and beneficial shareholders. Registered shareholders and beneficial shareholders should carefully read the instructions herein if they wish to vote their common shares at the meeting.

Other Business

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the meeting, except those described in this proxy statement. However, if any other matters should properly come before the meeting, the persons named on the proxy card will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Procedures at the Meeting

The presiding officer at the meeting will determine how business at the meeting will be conducted. Only matters brought before the meeting in accordance with our Articles will be considered.

Only a natural person present at the meeting who is either one of our shareholders, or is acting on behalf of one of our shareholders, may make a motion or second a motion. A person acting on behalf of a shareholder must present a written statement executed by the shareholder or the duly-authorized representative of the shareholder on whose behalf the person purports to act.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and the Notice of Internet Availability of Proxy Materials. This means that only one copy of this proxy statement, our Annual Report to Shareholders or the Notice of Internet Availability of Proxy Materials may have been sent to each household even though multiple shareholders are present in the household. We will promptly deliver a separate copy of any of these documents to any shareholder upon written or oral request to Corporate Secretary, DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, telephone: (763) 312-6755. Any shareholder who wants to receive separate copies of this proxy statement, our Annual Report to Shareholders or the Notice of Internet Availability of Proxy Materials in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee record holder, or the shareholder may contact us at the above address and telephone number.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly, electronic availability and mailing of proxies and soliciting material, as well as the cost of making available or forwarding this material to the beneficial owners of our common shares will be borne by DiaMedica. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, facsimile or personal conversation. We may reimburse brokerage firms and others for expenses in making available or forwarding solicitation materials to the beneficial owners of our common shares.

VOTING PROPOSAL ONE—ELECTION OF DIRECTORS

________________

Board Size and Structure

Our Articles provide that the Board of Directors will consist of at least three members. The Board of Directors currently consists of five directors. The Board of Directors has fixed the number of directors at four effective as of the date of the Annual General Meeting.

Information about Current Directors and Board Nominees

The Board of Directors has nominated the following four individuals to serve as our directors until the next annual general meeting of shareholders or until their respective successors are elected and qualified. All of the nominees named below are current members of the Board of Directors.

Zhenyu Xiao, a current member of the Board of Directors, is not standing re-election at the Annual General Meeting. Dr. Xiao will continue to serve as a director of our company until the Annual General Meeting. The Board of Directors thanks Dr. Xiao for his service to the Board of Directors.

The following table sets forth as of April 9, 2020 the name, age and position of each current director and each individual who has been nominated by the Board of Directors to serve as a director of our company:

Name	Age	Position
Richard Pilnik(1)(2)(3)(4)	63	Chairman of the Board
Michael Giuffre, M.D.(1)(2)(3)(4)	64	Director
James Parsons(1)(2)(3)(4)	54	Director
Rick Pauls	48	President and Chief Executive Officer, Director
Zhenyu Xiao, Ph.D.(1)	46	Director

(1)	Independent Director
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating and Corporate Governance Committee

The principal occupations and recent employment history of each of our directors are set forth below.

Additional Information about Current Directors and Board Nominees

The following paragraphs provide information about each current director and nominee for director, including all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years. We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our shareholders. The information presented below regarding each director and nominee also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Richard Pilnik has served as a member of the Board of Directors since May 2009. Mr. Pilnik serves as our Chairman of the Board. Mr. Pilnik has served as the President and member of the board of directors of Vigor Medical Services, Inc., a medical device company, since May 2017. From December 2015 to November 2017, he served as a member of the board of directors of Chiltern International Limited, a private leading mid-tier Clinical Research Organization, and was Chairman of the Board from April 2016 to November 2017. Mr. Pilnik has a 30-year career in healthcare at Eli Lilly and Company, a pharmaceutical company, and Quintiles Transnational Corp., a global pioneer in pharmaceutical services. From April 2009 to June 2014, he served as Executive Vice President and President of Quintiles Commercial Solutions, an outsourcing business to over 70 pharma and biotech companies. Prior to that, he spent 25 years at Eli Lilly and Company where he held several leadership positions, most recently as Group Vice President and Chief Marketing Officer from May 2006 to July 2008. He was directly responsible for commercial strategy, market research, new product planning and the medical marketing interaction. From December 2000 to May 2006, Mr. Pilnik served as President of Eli Lilly Europe, Middle East and Africa and the Commonwealth of Independent States, a regional organization of former Soviet Republics, and oversaw 50 countries and positioned Eli Lilly as the fastest growing pharmaceutical company in the region. Mr. Pilnik also held several marketing and sales management positions in the United States, Europe and Latin America. Mr. Pilnik currently serves on the board of directors of Vigor Medical Systems, Inc., NuSirt, an early-stage biopharma, and BIAL Farma, a Portuguese pharmaceutical company. Mr. Pilnik is an Emeritus Board Member of Duke University Fuqua School of Business. Mr. Pilnik previously served on the board of directors of Elan Pharmaceuticals, Chiltern International, the largest mid-size Clinical Research Organization, and Certara, L.P., a private biotech company focused on drug development modeling and biosimulation. Mr. Pilnik holds a Bachelor of Arts in Economics from Duke University and an MBA from the Kellogg School of Management at Northwestern University. Mr. Pilnik is a resident of Florida, USA.

We believe that Mr. Pilnik’s deep experience in the industry and his history and knowledge of our company enable him to make valuable contributions to the Board of Directors.

Michael Giuffre, M.D. has served as a member of the Board of Directors since August 2010. Since July 2009, Dr. Giuffre has served as a Clinical Professor of Cardiac Sciences and Pediatrics at the University of Calgary and has had an extensive portfolio of clinical practice, cardiovascular research and university teaching. Dr. Giuffre is actively involved in health care delivery, medical leadership and in the biotechnology business sector. From 2012 to October 2019, Dr. Giuffre served as Chief Scientific Officer and President of FoodChek Laboratory and also as a member of the board of directors of FoodChek Systems Inc. From November 2017 to October 2019, he served as FoodChek Systems Inc.'s Chairman of the Board. Dr. Giuffre previously served on the board of directors of the Canadian Medical Association (CMA), Unicef Canada, the Alberta Medical Association (AMA), Can-Cal Resources Ltd, Vacci-Test Corporation, IC2E International Inc., MedMira Inc. and Brightsquid Dental, Inc. Dr. Giuffre has received a Certified and Registered Appointment and a Distinguished Fellow appointment by the American Academy of Cardiology. In 2005, he was awarded Physician of the Year by the Calgary Medical Society and in 2017 was "Mentor of the Year" for the Royal College of Physicians and Surgeons of Canada. Dr. Giuffre was also a former President of the AMA and the Calgary and Area Physicians Association and also a past representative to the board of the Calgary Health Region. Dr. Giuffre holds a Bachelor of Science in cellular and microbial biology, a Ph.D. candidacy in molecular virology, an M.D. and an M.B.A. He is Canadian Royal College board certified FRCPS in specialties that include Pediatrics and Pediatric Cardiology and has a subspecialty in Pediatric Cardiac Electrophysiology. Dr. Giuffre is currently a member of the board of directors of Avenue Living (AL) Asset Management, a private real estate company in Alberta, Canada and its affiliates, AL Real Estate Opportunity Trust and AgriSelect Trust. Dr. Giuffre is currently a resident of Alberta, Canada.

We believe that Dr. Giuffre’s medical experience, including as a practicing physician and professor, enable him to make valuable contributions to the Board of Directors.

James Parsons has served as a member of the Board of Directors since October 2015. Previously, Mr. Parsons served as our Vice President of Finance from October 2010 until May 2014. Since August 2011, Mr. Parsons has served as Chief Financial Officer and Corporate Secretary of Trillium Therapeutics Inc., a Nasdaq-listed immuno-oncology company. Mr. Parsons serves as a member of the board of directors and audit committee chair of Sernova Corp., which is listed on the TSX Venture Exchange. Mr. Parsons has been a Chief Financial Officer in the life sciences industry since 2000 with experience in therapeutics, diagnostics and devices. Mr. Parsons has a Master of Accounting degree from the University of Waterloo and is a Chartered Professional Accountant and Chartered Accountant. Mr. Parsons is a resident of Ontario, Canada.

We believe that Mr. Parsons’ financial experience, including his history and knowledge of our company, enable him to make valuable contributions to the Board of Directors.

Rick Pauls was appointed our President and Chief Executive Officer in January 2010. Mr. Pauls has served as a member of the Board of Directors since April 2005 and the Chairman of the Board from April 2008 to July 2014. Prior to joining DiaMedica, Mr. Pauls was the Co-Founder and Managing Director of CentreStone Ventures Inc., a life sciences venture capital fund, from February 2002 until January 2010. Mr. Pauls was an analyst for Centara Corporation, another early stage venture capital fund, from January 2000 until January 2002. From June 1997 until November 1999, Mr. Pauls worked for General Motors Acceptation Corporation specializing in asset-backed securitization and structured finance. Mr. Pauls previously served as an independent member of the board of directors of LED Medical Diagnostics, Inc. Mr. Pauls received his Bachelor of Arts in Economics from the University of Manitoba and his M.B.A. in Finance from the University of North Dakota. Mr. Pauls is a resident of Minnesota, USA.

We believe that Mr. Pauls’ experience in the biopharmaceutical industry as an executive and investor and his extensive knowledge of all aspects of our company, business, industry, and day-to-day operations as a result of his role as our President and Chief Executive Officer enable him to make valuable contributions to the Board of Directors. In addition, as a result of his role as President and Chief Executive Officer, Mr. Pauls provides unique insight into our future strategies, opportunities and challenges, and serves as the unifying element between the leadership and strategic direction provided by the Board of Directors and the implementation of our business strategies by management.

Zhenyu Xiao, Ph.D. has served as a member of the Board of Directors since November 2016. Dr. Xiao is not standing for re-election as a director at the Annual General Meeting. Dr. Xiao was elected to the Board of Directors as a designee of Hermeda Industrial Co., Limited under an investment agreement which is described in more detail under “Related Persons Relationships and Transactions— Relationship with Hermeda Industrial Co., Limited.” Dr. Xiao has been the Chief Executive Officer of Hermed Equity Investment Management (Shanghai) Co., Ltd., a private equity fund managing firm. From June 2008 to November 2014, Dr. Xiao was the Associate General Manager of Shanghai Fosun Pharmaceutical Group Co Ltd., a pharmaceutical manufacturing company, where he was the deputy chief of the IPO team for the Fosun Pharma Listing in Hong Kong Exchange and the deputy director of Fosun Pharmaceutical Technological Center in charge of evaluating new technology and R&D and investment. Dr. Xiao has a Ph.D. degree in Pharmacology and conducted his postdoctoral research at University of Rochester (NY), co-founding a pharmaceutical company with Dr. Paul Okunieff and winning Small Business Technology Transfer support, a U.S. Small Business Administration program to facilitate joint venture opportunities between small businesses and non-profit research institutions. Dr. Xiao is a resident of China.

We believe that Dr. Xiao’s experience in the industry, including as an investor, enable him to make valuable contributions to the Board of Directors.

Penalties or Sanctions

To the knowledge of the Board of Directors and our management, none of our directors or director nominees as of the date of this proxy statement is or has been subject to:

●

any penalties or sanctions imposed by a court relating to a securities legislation or by a securities regulatory authority or has entered in a settlement agreement with a securities regulatory authority; or

●	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a director nominee.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Board of Directors and our management, none of our directors or director nominees as of the date of this proxy statement is or has been, within 10 years before the date of this proxy statement, a director, chief executive officer or chief financial officer of any company (including DiaMedica) that, while that person was acting in that capacity:

●	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

●

was subject to an event that resulted, after the director, chief executive officer or chief financial officer ceased to be a director, chief executive officer, or chief financial officer, in DiaMedica being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

●

within a year after the director, chief executive officer, or chief financial officer ceased to be a director, chief executive officer or chief financial officer of DiaMedica, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement, or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets or the assets of the proposed director.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of all of the four nominees named above.

The Board of Directors Recommends a Vote FOR Each Nominee for Director	☑

VOTING PROPOSAL TWO—APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND

AUTHORIZATION TO FIX REMUNERATION

_________________

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors appoints our independent registered public accounting firm and fixes its remuneration. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current independent registered public accounting firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; its capabilities relative to our business; and its knowledge of our operations. Upon consideration of these and other factors, the Audit Committee has appointed Baker Tilly Virchow Krause, LLP (Baker Tilly) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Baker Tilly was first appointed as our auditor on April 27, 2018.

Representatives of Baker Tilly Virchow Krause, LLP will be present at the meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Authorization to Board of Directors to Fix Remuneration

The approval of this proposal also constitutes authorization to the Board of Directors to fix the remuneration of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm.

Audit, Audit-Related, Tax and Other Fees

The following table presents the aggregate fees billed to us by Baker Tilly Virchow Krause, LLP for the fiscal years ended December 31, 2019 and December 31, 2018.

	Aggregate Amount Billed by Baker Tilly Virchow Krause, LLP ($)
	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$106,500	$219,000
Audit-Related Fees(2)	6,500	61,635
Tax Fees	—	—
All Other Fees	—	—

(1)

These fees consisted of the audit of our annual consolidated financial statements for fiscal 2019 and 2018, review of quarterly consolidated financial statements and other services normally provided in connection with statutory and regulatory filings or engagements.

(2)

These fees consisted of the review of our registration statements on Form S-8 and S-3 in 2019 and review of our registration statement on Form S-1 in connection with our initial public offering in 2018 and related services normally provided in connection with statutory and regulatory filings or engagements.

Audit Committee Pre-Approval Policies and Procedures

All services rendered by Baker Tilly Virchow Krause, LLP to DiaMedica were permissible under applicable laws and regulations and all services provided to DiaMedica, other than de minimis non-audit services allowed under applicable law, were approved in advance by the Audit Committee. The Audit Committee’s formal written charter requires the Audit Committee to pre-approve all auditing services and permitted non-audit services, including fees for such services. The Audit Committee has not adopted any formal pre-approval policies and procedures.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the appointment of Baker Tilly Virchow Krause, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and authorization to the Board of Directors to fix the remuneration of our independent registered public accounting firm.

The Board of Directors Recommends a Vote FOR Voting Proposal Two	☑

STOCK OWNERSHIP

________________

Security Ownership of Significant Beneficial Owners

The table below sets forth information as to entities that have reported to the Securities and Exchange Commission (SEC) or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our common shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Shares	Hermeda Industrial Co., Limited Level 54 Hopewell Centre 183 Queensroad East Hong Kong	1,000,000(2)	7.1%

Common Shares	Stonepine Capital Management, LLC 919 NW Bond Street, Suite 204 Bend, OR 97703-2767	800,000(3)	5.7%
	Nantahala Capital Management

(1)	Percent of class is based on 14,139,074 shares outstanding as of our record date, April 9, 2020.

(2)

Based solely on information contained in a Schedule 13G of Hermeda Industrial Co., Limited filed with the SEC on January 24, 2019, reflecting beneficial ownership as of December 6, 2018. Zhenyu Xiao, Ph.D., the managing director of Hermeda Industrial Co., Limited, has sole voting and dispositive power over the common shares held by Hermeda Industrial Co., Limited.

(3)

Based solely on information contained in a Schedule 13G of Stonepine Capital Management, LLC filed with the SEC on February 12, 2020, reflecting beneficial ownership as of February 11, 2020. Stonepine Capital Management, LLC (GP) is the record owner of 800,000 shares. The GP is the general partner and investment advisor of investment funds, including Stonepine Capital, L.P. (LP), Jon M. Plexico and Timothy P. Lynch are the control persons of the GP. The GP, LP, Mr. Plexico and Mr. Lynch filed their Schedule 13G jointly, but not as members of a group, and each disclaims membership in a group. Each of the GP, LP, Mr. Plexico and Mr. Lynch disclaim beneficial ownership of these shares, except to the extent of that person’s pecuniary interest therein.

Security Ownership of Management

The table below sets forth information known to us regarding the beneficial ownership of our common shares as of April 9, 2020, by:

●	each of our current directors and director nominees;

●	each of the individuals named in the Summary Compensation Table under “Executive Compensation” on page 34; and

●	all of our current directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, as determined by the rules of the SEC, except as otherwise set forth in the notes to the table and subject to community property laws, where applicable. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right; (ii) the conversion of a security; (iii) the power to revoke a trust, discretionary account or similar arrangement; or (iv) the automatic termination of a trust, discretionary account or similar arrangement. However, such unissued shares of common shares are not deemed to be outstanding for calculating the percentage of common shares owned by any other person.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Common Shares	Richard Pilnik	113,448		*
Common Shares	Michael Giuffre, M.D.	212,850	(3)	1.5%
Common Shares	James Parsons	35,546		*
Common Shares	Zhenyu Xiao, Ph.D.	1,019,546	(4)	7.2%
Common Shares	Rick Pauls	331,397		2.3%
Common Shares	Scott Kellen	82,216		*
Common Shares	Harry Alcorn, Jr., Pharm.D.	67,635		*
Common Shares	All current directors and executive officers as a group (8 persons)	1,862,638		12.6%

*     Represents beneficial ownership of less than one percent.

(1)	Includes for the persons listed below the following shares subject to options and warrants held by such persons that are currently exercisable or become exercisable within 60 days of April 9, 2020:

Name	Shares Underlying Stock Options	Shares Underlying Warrants
Directors
Richard Pilnik	70,358	—
Michael Giuffre, M.D.	39,546	11,225
James Parsons	33,296	—
Rick Pauls	300,292	2,050
Zhenyu Xiao, Ph.D.	16,296	—

Name Executive Officers
Rick Pauls	300,292	2,050
Scott Kellen	70,906	1,020
Harry Alcorn, Jr., Pharm.D.	59,375	—
All current directors and executive officers as a group (8 persons)	590,069	14,295

Excludes the following common shares issuable upon the settlement of deferred share unit awards, which will be settled after the holder’s employment or service relationship with DiaMedica terminates: Mr. Pilnik (7,588 shares); Mr. Pauls (1,749 shares); Dr. Giuffre (4,146 shares); Mr. Parsons (3,850 shares); and Dr. Xiao (3,850 shares).

(2)	Percent of class is based on 14,139,074 shares outstanding as of our record date, April 9, 2020.

(3)

Includes: (i) 5,165 shares held by 424822 Alberta Ltd, over which Dr. Giuffre has sole voting and dispositive power , (ii) 36,498 shares Dr. Giuffre and his wife hold jointly, (iii) 54,186 shares held by Dr. Giuffre’s sons and daughters, (iv) 21,070 common shares held by Dr. Giuffre’s wife and (v) 45,160 shares held directly by Dr. Giuffre.

(4)

Includes 1,000,000 shares held by Hermeda Industrial Co., Limited. Dr. Xiao is the managing director of Hermeda Industrial Co., Limited and has sole voting and dispositive power over the shares held by Hermeda Industrial Co., Limited.

CORPORATE GOVERNANCE

________________

Management by Board of Directors

The Board of Directors is responsible for overseeing the management of DiaMedica and for the conduct of our affairs generally. Each director is elected annually by the shareholders and serves for a term that will end at the next annual general meeting of shareholders.

The Board of Directors facilitates its exercise of independent supervision over the management of DiaMedica through a combination of formal meetings of the Board of Directors and informal discussions amongst Board members. Due to the small size of the Board of Directors, and with a majority of independent directors, the Board of Directors manages governance matters both directly and through its Board committees, which are described in more detail below. The Board of Directors looks to management of DiaMedica to keep it apprised of all significant developments affecting the company and its operations. All major acquisitions, dispositions, investments, contracts and other significant matters outside the ordinary course of our business are subject to approval by the Board of Directors.

Corporate Governance Guidelines

The Board of Directors has established Corporate Governance Guidelines that describes our basic approach to corporate governance. A copy of these Corporate Governance Guidelines can be found on the “Investors & Media—Governance” section of our corporate website www.diamedica.com. Among the topics addressed in our Corporate Governance Guidelines are:

●	Board size and qualifications;
●	Selection of directors;
●	Board leadership;
●	Board committees;
●	Board and committee meetings;
●	Executive sessions of independent directors;
●	Meeting attendance by directors and non-directors;
●	Appropriate information and access;
●	Ability to retain advisors;
●	Conflicts of interest and director independence;
●	Board interaction with corporate constituencies;
●	Change of principal occupation;
●	Term limits;
●	Retirement and resignation policy;
●	Board compensation;
●	Stock ownership by directors ;
●	Loans to directors and executive officers;
●	CEO evaluation;
●	Board and committee evaluation;
●	Succession planning; and
●	Communications with directors.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board of Directors may select from its members a Chairman of the Board. The office of Chairman of the Board and the office of President and Chief Executive Officer may be held by one person. The Board of Directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best in the circumstances. The Board of Directors, acting as a group or through the Nominating and Corporate Governance Committee, will periodically review the leadership structure of the Board of Directors to assess whether it is appropriate given the specific characteristics and circumstances of DiaMedica. However, the Board of Directors does strongly endorse the concept of independent directors being in a position of leadership. If at any time, the Chief Executive Officer and Chairman of the Board are the same, the Board of Directors shall elect an independent director to serve as the lead director. The lead director will have the following duties and responsibilities in addition to such other duties and responsibilities as may be determined by the Board of Directors from time to time.

●	chairing the executive sessions of the independent directors and calling meetings of the independent directors;

●	determining the agenda for the executive sessions of the independent directors and participating with the Chairman of the Board in establishing the agenda for Board meetings;

●	coordinating feedback among the independent directors and the Chief Executive Officer;

●	overseeing the development of appropriate responses to communications from shareholders and other interested persons addressed to the independent directors as a group;

●	on behalf of the independent directors, retaining legal counsel or other advisors as they deem appropriate in the conduct of their duties and responsibilities; and

●	performing such other duties as the Board of Directors deems appropriate from time to time

Mr. Pilnik currently serves as Chairman of the Board and Rick Pauls currently serves as President and Chief Executive Officer.

We currently believe this leadership structure is in the best interests of DiaMedica and our shareholders and strikes the appropriate balance between the President and Chief Executive Officer’s responsibility for the strategic direction, day-to day-leadership and performance of our company and the Chairman of our Board’s responsibility to guide overall strategic direction of our company and provide oversight of our corporate governance and guidance to our President and Chief Executive Officer and to set the agenda for and preside over board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe that our company is well-served by this leadership structure. We anticipate that the Board of Directors will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Under our Corporate Governance Guidelines, our independent directors will meet with no company management present during a portion of or after Board meetings on a regular basis but not less than two times per year. After each such executive session, and as otherwise necessary, our Chairman of the Board provides our Chief Executive Officer with any actionable feedback from our independent directors. The Board of Directors met four times in executive session during the fiscal year ended December 31, 2019.

Director Independence

The Board of Directors has affirmatively determined that four of DiaMedica’s current five directors are “independent directors” under the Nasdaq Listing Rules. In making these affirmative determinations that such individuals are “independent directors,” the Board of Directors reviewed and discussed information provided by the directors and by DiaMedica with regard to each director’s business and personal activities as they may relate to DiaMedica and our management.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees has the composition described in the table below and the responsibilities described in the sections below. The Board of Directors has adopted a written charter for each committee of the Board of Directors which can be found on the “Investors & Media—Governance” section of our corporate website www.diamedica.com. The Board of Directors from time to time may establish other committees.

The following table summarizes the current membership of each of our three board committees.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Rick Pauls	—	—	—
Michael Giuffre, M.D.	√	Chair	√
James Parsons	Chair	√	√
Richard Pilnik	√	√	Chair
Zhenyu Xiao, Ph.D.	—	—	—

Audit Committee

Responsibilities. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to our annual and quarterly financial statements filed with the SEC and any applicable securities regulatory authorities of the provinces and territories of Canada, our financial reporting process, our internal control over financial accounting and disclosure controls and procedures, the annual independent audit of our financial statements and the effectiveness of our legal compliance and ethics programs. The Audit Committee’s primary responsibilities include:

●	overseeing our financial reporting process, internal control over financial reporting and disclosure controls and procedures on behalf of the Board of Directors;

●	having sole authority to appoint, oversee, evaluate, retain and terminate the engagement of our independent registered public accounting firm and establish the compensation to be paid to the firm;

●	reviewing and pre-approving all audit services and permissible non-audit services to be provided to us by our independent registered public accounting firm;

●

establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

●

overseeing our systems to monitor legal and ethical compliance programs, including the establishment and administration of (including the grant of any waiver from) a written code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Audit Committee are Dr. Giuffre, Mr. Parsons and Mr. Pilnik. Mr. Parsons is the Chair of the Audit Committee.

Each member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Nasdaq Listing Rules and the rules and regulations of the SEC and is “financially literate” as required by the Nasdaq Listing Rules. In addition, the Board of Directors has determined that Mr. Parsons qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Nasdaq Listing Rules as a result of his extensive financial background and various financial positions he has held throughout his career. Shareholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

Audit Committee Report. This report is furnished by the Audit Committee of the Board of Directors with respect to DiaMedica’s consolidated financial statements for the year ended December 31, 2019.

One of the purposes of the Audit Committee is to oversee DiaMedica’s accounting and financial reporting processes and the audit of DiaMedica’s annual consolidated financial statements. DiaMedica’s management is responsible for the preparation and presentation of complete and accurate financial statements. DiaMedica’s independent registered public accounting firm, Baker Tilly Virchow Krause, LLP, is responsible for performing an independent audit of DiaMedica’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed DiaMedica’s audited consolidated financial statements for the year ended December 31, 2019 with DiaMedica’s management. Management represented to the Audit Committee that DiaMedica’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with Baker Tilly Virchow Krause, LLP the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from Baker Tilly Virchow Krause, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly Virchow Krause, LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Baker Tilly Virchow Krause, LLP its independence and concluded that the independent registered public accounting firm is independent from DiaMedica and DiaMedica’s management.

Based on the review and discussions of the Audit Committee described above, in reliance on the unqualified opinion of Baker Tilly Virchow Krause, LLP regarding DiaMedica’s audited consolidated financial statements, and subject to the limitations on the role and responsibilities of the Audit Committee discussed above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that DiaMedica’s audited consolidated financial statements for the fiscal year ended December 31, 2019 be included in its Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

This report is dated as of March 17, 2020.

Audit Committee

James Parsons, Chair

Michael Giuffre, M.D.

Richard Pilnik

Other Information. Additional information regarding the Audit Committee and our independent registered public accounting firm is disclosed under the “Voting Proposal Two—Appointment of Baker Tilly Virchow Krause, LLP as our Independent Registered Public Accounting Firm and Authorization to Fix Remuneration” section of this proxy statement.

Compensation Committee

Responsibilities. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to compensation of our Chief Executive Officer and other executive officers and administers our equity compensation plans. The Compensation Committee’s primary responsibilities include:

●	determining all compensation for our Chief Executive Officer and other executive officers;

●	administering our equity-based compensation plans;

●	reviewing, assessing and approving overall strategies for attracting, developing, retaining and motivating our management and employees;

●	overseeing the development and implementation of succession plans for our Chief Executive Officer and other key executive officers and employees;

●	reviewing, assessing and approving overall compensation structure on an annual basis; and

●	recommending and leading a process for the determination of non-employee director compensation.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management.

Composition. The current members of the Compensation Committee are Dr. Giuffre, Mr. Parsons and Mr. Pilnik. Dr. Giuffre is the Chair of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is an “independent director” under the Nasdaq Listing Rules, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and otherwise independent under the rules and regulations of the SEC.

Processes and Procedures for Consideration and Determination of Executive Compensation. As described in more detail above under “—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to determine any and all compensation payable to our executive officers, including annual salaries, incentive compensation, long-term incentive compensation, perquisites and any and all other compensation, and to administer our equity-based compensation plans. The Compensation Committee has the full power and authority of the Board of Directors to perform these duties and to fulfill these responsibilities. Under the terms of its formal written charter, the Compensation Committee has the power and authority, to the extent permitted by applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has not delegated any of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

In 2018, the Compensation Committee engaged the services of 21-Group, an independent compensation consultant, to assist the Compensation Committee in developing a comprehensive compensation strategy based upon compensation levels at benchmark companies for DiaMedica. The Compensation Committee used the information in this report, recommendations from the 21-Group and discussions with management, to establish a compensation strategy and set target compensation levels for officers and non-employee directors. In making final decisions regarding compensation to be paid to our executive officers, the Compensation Committee considers several factors, including the benchmarking information gathered by its compensation consultant, the achievement by DiaMedica of pre-established performance objectives, the general performance of DiaMedica and the individual officers, the performance of DiaMedica and other factors that may be relevant. The Compensation Committee did not retain 21-Group during 2019.

Final deliberations and decisions by the Compensation Committee regarding the form and amount of compensation to be paid to our executive officers are made by the Compensation Committee, without the presence of any executive officer of our company.

Processes and Procedures for Consideration and Determination of Director Compensation. As mentioned above under “—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to review and make recommendations to the Board of Directors concerning compensation for non-employee members of the Board of Directors, including but not limited to retainers, meeting fees, committee chair and member retainers and equity compensation. Decisions regarding director compensation made by the Compensation Committee are not considered final and are subject to final review and approval by the entire Board of Directors. In making recommendations to the Board of Directors regarding compensation to be paid to our non-employee directors, the Compensation Committee considers fees and other compensation paid to directors of benchmark companies as gathered by its compensation consultant, the number of board and committee meetings that our directors are expected to attend and other factors that may be relevant. In making final decisions regarding non-employee director compensation, the Board of Directors considers the same factors and the recommendation of the Compensation Committee.

Nominating and Corporate Governance Committee

Responsibilities. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to director nominations and corporate governance. The primary responsibilities of the Nominating and Corporate Governance Committee include:

●	identifying individuals qualified to become members of the Board of Directors, which includes reviewing and considering director nominees submitted by shareholders;

●	recommending director nominees for each annual general meeting of our shareholders and director nominees to fill any vacancies that may occur between general meetings of shareholders;

●

being aware of best practices in corporate governance matters and developing and recommending to the Board of Directors a set of corporate governance guidelines to govern the Board of Directors, its committees, DiaMedica and our employees; and

●	developing and overseeing a periodic Board of Directors and Board committee evaluation process.

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Orientation and Continuing Education of Directors. Though we do not have a formal orientation or continuing education program for new directors, the Nominating and Corporate Governance Committee is responsible for the orientation and education of all new recruits to the Board of Directors. New directors are provided with access to our recent, publicly filed documents, technical reports and internal financial information and given copies of all Board of Director minutes and corporate governance materials. Directors are encouraged to ask questions and communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation. Continuing education is an important compliance requirement to promote the competence and integrity of Board members. The Nominating and Corporate Governance Committee encourages our directors to take part in relevant education programs offered by appropriate regulatory bodies.

Composition. The current members of the Nominating and Corporate Governance Committee are Dr. Giuffre, Mr. Parsons and Mr. Pilnik. Mr. Pilnik is the Chair of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” under the Nasdaq Listing Rules.

Director Qualifications and the Nomination Process

The Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. New directors will be approved by the Board after evaluation and recommendation by the Nominating and Corporate Governance Committee. In identifying candidates for director, the Nominating and Corporate Governance Committee and the Board take into account the following:

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the comments and recommendations of Board members regarding the qualifications and effectiveness of the existing Board, or additional qualifications that may be required when selecting new Board members;

●	the requisite expertise and sufficiently diverse backgrounds of the Board’s overall membership composition;

●	the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board; and

●	any other factors they consider appropriate.

When considering directors and nominees the Nominating and Corporate Governance Committee and the Board of Directors focuses primarily on the information discussed in each of the directors’ individual biographies.

The Nominating and Corporate Governance Committee will consider director candidates recommended to it by our shareholders. Those candidates must be qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as have an interest in our business and demonstrate the ability to attend and prepare for Board, committee, and shareholder meetings. Any candidate must provide a written statement, in advance, affirming his or her willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. The Nominating and Corporate Governance Committee will evaluate candidates recommended by shareholders using the same criteria it uses to evaluate candidates recommended by others as described above. A shareholder that desires to nominate a person for election to the Board of Directors at a meeting of shareholders must follow the specified advance notice requirements contained in, and provide the specific information required by the BCBCA. See additional information below in “SHAREHOLDER PROPOSALS FOR 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS.”

Board Diversity

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including the following

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

●	strong finance experience;

●	relevant social policy concerns;

●	experience relevant to our industry;

●	experience as a board member or executive officer of another publicly held company;

●	relevant academic expertise or other proficiency in an area of our operations;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

●	practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and

●	any other relevant qualifications, attributes or skills.

The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.

We believe that a board of directors made up of highly qualified individuals from diverse backgrounds promotes better corporate governance, performance and effective decision-making. Our Board of Directors has not, at this time, adopted any fixed policies, targets or quotas relating to the representation on the Board of Directors or in executive officer positions based upon any external physiological attribute, including gender, as we do not believe that quotas or a formulaic approach necessarily result in the identification or selection of the best candidates. The Nominating and Corporate Governance Committee nonetheless makes efforts to ensure that directors and officers have a wide range of skills, experiences and backgrounds to meet our needs. To support this objective, the Nominating and Corporate Governance Committee will, when seeking candidates for Board of Directors or executive positions, among other things, (a) consider candidates who are highly qualified based on their experience, functional expertise and personal skills and qualities; and (b) consider diversity criteria including gender and geographical background of the candidate. As at the date of this proxy statement, no women (0%) are on our Board of Directors or are executive officers of DiaMedica.

Role of Board in Risk Oversight Process

Risk is inherent with every business. We face a number of risks, including regulatory, compliance, legal, competitive, financial (accounting, credit, interest rate, liquidity and tax), operational, political, strategic and reputational risks. Our management is responsible for the day-to-day management of risks faced by us, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to us. Our President and Chief Executive Officer, who is also a member of the Board of Directors, regularly discusses with the Board of Directors the strategies and risks facing our company.

The standing committees of the Board of Directors oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on our processes for the management of business and financial risk. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company. The Compensation Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management succession planning. The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters and policies and director succession planning.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to all of our directors, officers and employees, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, the rules of the SEC promulgated thereunder and the Nasdaq Listing Rules. We monitor employee and director compliance with our code of business conduct and ethics through employee and director reporting. Violations may be reported to supervisors, the Chief Financial Officer or, alternatively, to the Chair of the Audit Committee via e-mail. We investigate and discipline all reported violations as appropriate. In the event that any changes are made or any waivers from the provisions of the code of business conduct and ethics are made, these events would be disclosed on our website or in a Current Report on Form 8-K within four business days of such event. The code of business conduct and ethics is posted on our website at www.diamedica.com. Copies of the code of business conduct and ethics will be provided free of charge upon written request directed to Corporate Secretary, DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447.

Board and Committee Meetings and Attendance

The table below summarizes the attendance of each director for meetings of the Board of Directors and the meetings of all Board committees on which the director served during the fiscal year ended December 31, 2019:

Director	Number of Board Meetings Attended	Number of Audit Committee Meetings Attended(1)	Number of Compensation Committee Meetings Attended	Number of Nominating and Corporate Governance Committee Meetings Attended
Rick Pauls	6	N/A	N/A	N/A
Michael Giuffre, M.D.	6	3	4	2
James Parsons	6	4	4	2
Richard Pilnik	6	4	4	2
Zhenyu Xiao, Ph.D. (2)	2	N/A	N/A	N/A
Total Meetings Held	6	4	4	2

(1)	The Audit Committee met twice in executive session with Baker Tilly Virchow Krause, LLP, our independent registered public accounting firm.

(2)	Dr. Xiao attended less than 75% of all meetings of the Board of Directors during 2019. Dr. Xiao is not standing for re-election at the Annual General Meeting.

Policy Regarding Director Attendance at Annual General Meetings of Shareholders

Directors are encouraged, but not required, to attend our annual general meetings of shareholders. Mr. Pauls and Mr. Pilnik attended the 2019 Annual General and Special Meeting of Shareholders.

Complaint Procedures

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by DiaMedica regarding accounting, internal accounting controls or auditing matters. These procedures provide for the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Our personnel with such concerns are encouraged to discuss their concerns with our compliance officer, outside legal counsel or Audit Committee Chair.

Process Regarding Shareholder Communications with Board of Directors

Shareholders may communicate with the Board of Directors or any one particular director by sending correspondence, addressed to DiaMedica’s Corporate Secretary, DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, MN 55447 with an instruction to forward the communication to the Board of Directors or one or more particular directors. DiaMedica’s Corporate Secretary will promptly forward all such shareholder communications to the Board of Directors or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

DIRECTOR COMPENSATION

________________

Non-Employee Director Compensation Program

Overview. Our non-employee directors currently consist of Michael Giuffre, M.D., James Parsons, Richard Pilnik and Zhenyu Xiao, Ph.D.

We use a combination of cash and long-term equity-based incentive compensation in the form of stock option grants to attract and retain qualified candidates to serve on the Board of Directors. In setting non-employee director compensation, we follow the process and procedures described under “Corporate Governance—Compensation Committee—Processes and Procedures for the Determination of Director Compensation.”

In March 2019, we reviewed our non-employee director compensation program in light of our public company status and a benchmarking analysis performed in 2018 by our independent compensation consultant, 21-Group. The peer group used for this benchmarking analysis was the same peer group used for the executive compensation analysis. As a result of this review, we increased the cash retainers and long-term equity-based incentive compensation components of our non-employee director compensation program to bring them closer to our target market positioning.

Cash Retainers. Each of our non-employee directors receives an annual cash retainer. The following table sets forth the annual cash retainers paid to our non-employee directors during fiscal 2019:

Description	Fiscal 2019 Annual Cash Retainer Prior to April 1, 2019		Fiscal 2019 Annual Cash Retainer Effective April 1, 2019
Board Member	CDN$	17,500	$40,000
Chairman of the Board		20,000	20,000
Audit Committee Chair		2,500	8,000
Compensation Committee Chair		2,500	4,000
Nominating and Corporate Governance Committee Chair		2,500	4,000

Stock Options. During 2019, each of our non-employee directors received a stock option with a value based on the amount of their annual Board member cash retainer. Accordingly, on June 23, 2019, each of our non-employee directors received an option to purchase 12,950 common shares at an exercise price equal to $4.60 per share. In addition, our Chairman of the Board received an additional option to purchase 5,750 common shares at an exercise price equal to $4.60 per share. These options expire on June 23, 2029 and vest in four equal quarterly installments over one year.

Director Compensation Table

The table below provides summary information concerning the compensation of each individual who served as a director of our company during the fiscal year ended December 31, 2019, other than Rick Pauls, our President and Chief Executive Officer, who was not compensated separately for serving on the Board of Directors during fiscal 2019. His compensation during fiscal 2019 for serving as an executive officer of our company is set forth under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Stock Awards	All Other Compensation	Total
Michael Giuffre, M.D.	$36,722	$43,693	$—	$—	$80,415
James Parsons	39,722	43,693	—	—	83,415
Richard Pilnik	55,443	63,094	—	—	118,537
Zhenyu Xiao, Ph.D.	33,256	43,693	—	—	76,949

(1)

Amounts reflect the grant date fair value for option awards granted to each non-employee director computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

(2)	The following directors held the following option awards as of December 31, 2019: Giuffre (44,200 options); Parsons (37,950 options); Pilnik (77,450 options) and Xiao (20,950 options).

Indemnification

Our Articles provide that subject to British Columbia’s Business Corporations Act (BCBCA), we will indemnify a director or a former director (each an “eligible party”) and his or her heirs and legal representatives, against all eligible penalties to which such person is liable. The Company must pay the expenses actually and reasonably incurred by such person in respect of any eligible proceeding either as they are incurred in advance of the final disposition of the proceeding or after the final disposition of a proceeding. Our Articles define an “eligible penalty” as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. Our Articles define an “eligible proceeding” as a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company: (i) is or may be joined as a party; or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

We entered into indemnification agreements with all of our directors, which are nearly identical to the indemnification agreements with our executive officers as described under “Executive Compensation—Executive Compensation Overview—Indemnification Agreements.”

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (Securities Act) may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

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Executive Compensation Overview

This section addresses the compensation of our President and Chief Executive Officer and the two most highly compensated executive officers for the year ended December 31, 2019:

●	Rick Pauls, our President and Chief Executive Officer;

●	Scott Kellen, our Chief Financial Officer and Corporate Secretary; and

●	Harry Alcorn, Jr., Pharm.D., our Chief Medical Officer.

These executive officers are collectively referred to as the named executive officers.

When reading this Executive Compensation Overview, please note that we are an emerging growth company under the Jumpstart our Business Startups Act (JOBS Act) and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of SEC Regulation S-K. This Executive Compensation Overview is intended to supplement the SEC-required disclosure, which is included in this section, and it is not a Compensation Discussion and Analysis.

Compensation Philosophy

The Compensation Committee generally targets executive compensation at the 50th percentile of our peer group as discussed below under “—Elements of Our Executive Compensation Program.”

Use of Market Data

We strive to compensate our executive officers competitively relative to other companies that are similar to us from a market capitalization, revenue, number of employees and clinical development perspective. To ensure reasonableness and competitiveness of our executive compensation packages relative to our peer companies, the Compensation Committee evaluates our peer group with the aid of our independent compensation consultant and with input from management. The peer group used to help determine 2019 compensation was prepared by our independent compensation consultant in 2018 and consisted of the following 12 other companies in the same industry and with similar characteristics from a market capitalization, revenue, number of employees and clinical development perspective.

Actinium Pharmaceuticals, Inc.	Cidara Therapeutics, Inc.	Regulus Therapeutics Inc.
Aptose Biosciences Inc.	CohBar, Inc.	Sun BioPharma, Inc.
Athersys, Inc.	Oncolytics Biotech Inc.	Trillium Therapeutics Inc.
Cellectar Biosciences, Inc.	Oncomed Pharmaceuticals, Inc.	Zafgen, Inc.

Data from this peer group, therefore, was considered in the compensation benchmarking process as one input in helping us determine appropriate pay levels.

Use of Consultants

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management. During 2018, the Compensation Committee engaged the 21-Group, a compensation consultant, to assist the Compensation Committee in designing and reviewing our executive compensation program. The Compensation Committee used the executive compensation analysis prepared by the 21-Group in 2018 to help determine executive compensation for 2019. The 21-Group does not provide any services to our company other than those for which it has been retained by the Compensation Committee.

Elements of Our Executive Compensation Program

During 2019, our executive compensation program consisted of several key elements, which are described in the table below along with the key characteristics of, and the purpose for, each element. The following table also describes any key 2019 changes to each of these elements.

Element	Key Characteristics	Purpose	Key 2019 Changes

Base Salary (Fixed, Cash)	A fixed amount, paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted.	Provides a source of fixed income that is market competitive and reflects scope and responsibility of the position held.	Our named executive officers received increases between 13% and 29% over their respective 2018 base salaries to bring them closer to our target market positioning.

Short-Term Incentive (STI) (Variable, Cash)	A variable, short-term element of compensation that is payable in cash based on achievement of key pre-established annual corporate objectives, and for certain executives, individual goals.	Motivates and rewards our executives for achievement of annual corporate and other objectives.

Our named executive officers received STI cash payments equal to 80% of their respective target bonus opportunities based primarily on the achievement of corporate performance objectives and an additional discretionary adjustment as determined appropriate by the Compensation Committee.

Long-Term Incentives (LTI) (Variable, Equity-Based Awards)	A variable, long-term element of compensation that is provided in the form of time-vested stock option awards.

Aligns the interests of our executives with our shareholders; encourages our executives to focus on the Company’s long-term performance; promotes retention of our executives; and encourages significant ownership of our common shares.

Our named executive officers received stock option awards, which vest quarterly over two years. We adopted a new, shareholder-approved omnibus incentive plan.

Retirement Benefits	Includes a defined contribution retirement plan with a discretionary Company match.	Provides an opportunity for employees to save and prepare financially for retirement.	No changes.

We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in 2019. The compensation paid to our named executive officers is governed, in part, by written employment agreements with them, which are described below under “—Employment Agreements.” The named executive officers also have termination and change in control benefits as set forth in their respective employment agreements. See “—Post-Termination Severance and Change in Control Arrangements.”

Pay for Performance and Pay Mix

We seek to motivate management to achieve corporate objectives and increase shareholder value through incentive plans that reward higher performance with increased incentive payouts and hold management accountable for performance that falls below targeted levels by paying reduced or no incentive payouts. Accordingly, in general, our executive compensation program emphasizes variable, at-risk, pay elements as a significant portion of each executive’s total compensation package.

The breakdown of variable, at-risk, pay (broken out between short-term incentives and long-term incentives) compared to fixed pay (i.e., base salary) reported for 2019 in the Summary Compensation Table for our President and Chief Executive Officers and other named executive officers is as follows:

Base Salary

We provide a base salary for our named executive officers, which is not subject to company or individual performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year. The base salaries set for our named executive officers are intended to provide a steady income regardless of share price performance, allowing executives to focus on both near-term and long-term goals and objectives without undue reliance on short-term share price performance or market fluctuations.

We initially fix base salaries for our executives at a level that we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives. The Compensation Committee reviews and approves any increases in base salaries for our named executive officers.

The base salary for each of our named executive officers for fiscal 2019 compared to fiscal 2018 is as follows:

Name	Fiscal 2019	Fiscal 2018	% Change from Fiscal 2018
Rick Pauls	$445,000	$345,000	29.0%
Scott Kellen	270,000	240,000	12.5%
Harry Alcorn, Jr., Pharm.D.	285,000	240,000	19.0%

The base salary increases for each of our named executive officers were intended to bring their base salaries closer to the 50th percentile of our peer group.

Annual Short-Term Incentive Compensation

In addition to base compensation, we provide our named executive officers the opportunity to earn short-term incentive (STI) compensation based on the achievement of certain annual corporate and individual performance goals. Our STI program directly aligns the interests of our executive officers and shareholders by providing an incentive for the achievement of key corporate and individual performance objectives that are critical to the success of our company and linking a significant portion of each executive’s annual compensation to the achievement of such objectives.

Under the 2019 STI program, each named executive officer had a target incentive percentage that was a percentage of their base salary:

Name	Percentage of Salary Base
Rick Pauls	50%
Scott Kellen	30%
Harry Alcorn, Jr., Pharm.D.	30%

2019 STI payouts were based primarily on the achievement of four pre-established corporate performance objectives that related to clinical development milestones. The STI payouts also included an additional upward discretionary adjustment, resulting in payouts representing 80% of each officer’s respective target bonus opportunity:

Officer Name and Position	2019 Base Salary	Target Incentive Percentage of Base Salary	Target Bonus Opportunity	2019 Actual Payout
Rick Pauls	$445,000	50%	$225,500	$178,000
Scott Kellen	270,000	30%	81,000	64,800
Harry Alcorn, Jr., Pharm.D.	285,000	30%	85,500	68,400

Long-Term Equity-Based Incentive Compensation

The long-term equity-based incentive compensation component consists of stock options granted under the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan (2019 Plan). Long-term equity-based incentives are intended to comprise a significant portion of each executive’s compensation package, consistent with our executive compensation objective to align the interests of our executives with the interests of our shareholders.

The Compensation Committee believes that options effectively incentivize executives to maximize company performance over the long-term, as the value of awards is directly tied to an appreciation in the value of our common shares. Stock options also provide an effective retention mechanism because of vesting provisions. An important objective of our long-term equity-based incentive program is to strengthen the relationship between the long-term value of our common shares and the potential financial gain for our executives. Stock options provide recipients with the opportunity to purchase our common shares at a price fixed on the grant date regardless of future market price. Because stock options become valuable only if the share price increases above the exercise price and the option holder remains employed during the period required for the option to vest, they provide an incentive for an executive to remain employed. In addition, stock options link a portion of an executive’s compensation to the interests of our shareholders by providing an incentive to achieve corporate goals and increase the market price of our common shares over time.

The table below sets forth the stock options that we granted to our named executive officers in 2019:

Name	Grant Date	Grant Date Fair Value	Number of Shares Underlying Options	Exercise Price
Rick Pauls	06/24/19	$890,736	264,000	$4.60
Scott Kellen	06/24/19	336,557	99,750	4.60
Harry Alcorn, Jr., Pharm.D.	06/24/19	421,750	125,000	4.60

All Other Compensation

It is generally our policy not to extend perquisites to our executives that are not available to our employees generally. Our executives receive benefits that are also received by our other employees, including participation in the DiaMedica USA, Inc. 401(k) Plan and health, dental, disability and life insurance benefits.

Employment Agreements

In September 2018, we entered into an employment agreement with each of our executive officers, which provides for an annual base salary, subject to periodic reviews, incentive based compensation, equity-based compensation and benefits, in each case as determined by the Board of Directors (or a committee thereof) from time to time. The agreements contain standard confidentiality, non-competition, non-solicitation and assignment of intellectual property provisions. The agreements also contains standard severance and change in control provisions which are described under “—Post-Termination Severance and Change in Control Arrangements.”

Post Termination Severance and Change in Control Arrangements

Severance Arrangements. Under the terms of the employment agreements with our executive officers, if we terminate the executive’s employment without “cause”, the executive will be entitled to: (i) salary continuation payments for 12 months in the case of Mr. Pauls and nine months in the case of each of the other executives, (ii) Consolidated Omnibus Budget Reconciliation Act (COBRA) premium reimbursement during the salary continuation period, (iii) a pro rata portion of their target annual bonus for the year of termination, and (iv) immediate acceleration of their equity awards. These severance benefits are subject to the executive executing a separation agreement and release of claims. “Cause” is defined in the employment agreements as: (i) gross negligence or willful failure to perform the executive’s duties and responsibilities to DiaMedica; (ii) commission of any act of fraud, theft, embezzlement, financial dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to DiaMedica; (iii) conviction of, or pleading guilty or nolo contendere to, any felony or a lesser crime involving dishonesty or moral turpitude; (iv) material breach by the executive of any of their obligations under the agreement or any written agreement or covenant with DiaMedica, including the policies adopted from time to time by DiaMedica applicable to all executives, that has not been cured within 30 days of notice of such breach; or (v) we terminate the employment of the executive in connection with a liquidation, dissolution or winding down of DiaMedica. We believe that the form and amount of these severance benefits are fair and reasonable to both DiaMedica and our executives. The Compensation Committee reviews our severance arrangements periodically to ensure that they remain necessary and appropriate.

Change in Control Arrangements. To encourage continuity, stability and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in the 2019 Plan and executive employment agreements. These arrangements are designed to incentivize our executives to remain with our company in the event of a change in control or potential change in control.

Under the terms of the 2019 Plan, subject to the terms of the applicable award agreement or an individual agreement between DiaMedica and a participant, upon a change in control, the Board of Directors may, in its discretion, determine whether some or all outstanding options and stock appreciation rights shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and restricted stock unit awards shall lapse in full or in part and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Board of Directors may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of our common shares subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder, to be immediately cancelled by us, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding us or a combination of both cash and such shares of stock.

Under the terms of the employment agreements that we entered into with our executives in September 2018, if we terminate the executive’s employment without “cause” or the executive terminates their employment with “good reason” in connection with or within 12 months after a “change in control,” the executive will be entitled to: (i) salary continuation payments for 18 months in the case of Mr. Pauls and 12 months in the case of each of the other executives, (ii) COBRA premium reimbursement during the salary continuation period, (iii) a pro rata portion of their target annual bonus for the year of termination, and (iv) immediate acceleration of their equity awards. These severance benefits are subject to the executive executing a separation agreement and release of claims.

“Good reason” is defined in the employment agreements as the executive’s resignation within 30 days following the expiration of any cure period following the occurrence of one or more of the following, without the executive’s express written consent: (i) a material reduction of the executive’s duties, authority, reporting level, or responsibilities, relative to their duties, authority, reporting level, or responsibilities in effect immediately prior to such change in control; (ii) a material reduction in the executive’s base compensation; or (iii) DiaMedica’s requiring of the executive to change the principal location at which the executive is to perform services by more than 50 miles.

“Change in control” is defined in the employment agreements as the occurrence of any of the following: (i) the acquisition, other than from us, by any individual, entity or group of beneficial ownership of 50% or more of either our then outstanding common shares or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (ii) the consummation of a reorganization, merger or consolidation of DiaMedica, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of our common shares and voting securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, of then outstanding common shares and the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or (iii) the sale or other disposition of all or substantially all of our assets.

We believe these change in control arrangements are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller company where there is a meaningful risk that DiaMedica may be acquired. Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of our company, might consider seeking employment alternatives to be less risky than remaining with our company through the transaction. We believe that the form and amount of these change in control benefits are fair and reasonable to both our company and our executives. The Compensation Committee periodically reviews our change in control arrangements to ensure that they remain necessary and appropriate.

Indemnification Agreements

We have entered into indemnification agreements with all of our executive officers. The indemnification agreements are governed exclusively by and construed according to the substantive laws of the BCBCA, without regard to conflicts-of-laws principles that would require the application of any other law, and provide, among other things, for indemnification, to the fullest extent permitted by law and our Articles, against any and all expenses (including attorneys’ fees) and liabilities, judgments, fines and amounts paid in settlement that are paid or incurred by the executive or on his or her behalf in connection with such action, suit or proceeding. We will be obligated to pay these amounts only if the executive acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The indemnification agreements provide that the executive will not be indemnified and expenses advanced with respect to an action, suit or proceeding initiated by the executive unless (i) so authorized or consented to by the Board of Directors or DiaMedica has joined in such action, suit or proceeding or (ii) the action, suit or proceeding is one to enforce the executive’s rights under the indemnification agreement. Our indemnification and expense advance obligations are subject to the condition that an appropriate person or body not party to the particular action, suit or proceeding shall not have determined that the executive is not permitted to be indemnified under applicable law. The indemnification agreements also set forth procedures that apply in the event an executive requests indemnification or an expense advance.

Summary Compensation Table

The table below provides summary information concerning all compensation awarded to, earned by or paid to our named executive officers during our 2019 and 2018 fiscal years.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compen-sation(3)	All Other Compen-sation(4)	Total
Rick Pauls(5)	2019	$420,000	$—	$890,736	$178,000	$14,650	$1,503,386
President and Chief Executive Officer	2018	315,208	—	241,304	163,875	13,320	733,707
Scott Kellen	2019	262,500	—	336,557	64,800	13,950	677,807
Chief Financial Officer and Secretary	2018	200,833	—	361,957	70,200	9,931	642,921
Harry Alcorn, Jr., Pharm.D. (6)	2019	273,750	—	421,750	68,400	14,400	778,300
Chief Medical Officer

(1)	We generally do not pay discretionary bonuses.

(2)

Amounts reflect the full grant-date fair value of stock options granted during the applicable year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value is determined based on our Black-Scholes option pricing model. The table below sets forth the specific assumptions used in the valuation of each such option award:

Grant Date	Grant Date Fair Value Per Share	Risk Free Interest Rate	Expected Life (in years)	Expected Volatility	Expected Dividend Yield
06/24/2019	$3.37	1.75%	5.1	96.3%	—
04/17/2018	9.33	2.08%	4.8	123.5%	—

There can be no assurance that unvested awards will vest (and, absent vesting and exercise, no value will be realized by the executive for the award).

(3)

Amounts reported represent awards earned for that year under our annual short-term incentive plan but paid during the following year. See “—Executive Compensation Overview—Annual Short-Term Incentive Compensation.”

(4)	The amounts shown in the “All Other Compensation” column for fiscal 2019 include the following with respect to each named executive officer:

Name	401(k) Match	Health Savings Account Contribution	Total
Rick Pauls	$11,200	$3,450	$14,650
Scott Kellen	10,500	3,450	13,950
Harry Alcorn, Jr., Pharm.D.	10,950	3,450	14,400

(5)	Mr. Pauls is also a director of DiaMedica and did not receive any compensation related to his role as a director.

(6)	Dr. Alcorn was appointed our Chief Medical Officer in August 2018 and was not a named executive officer in 2018; therefore, his information is only provided for 2019.

Outstanding Equity Awards at Fiscal Year-End

The following table presents for each named executive officer information regarding outstanding equity awards held as of December 31, 2019. All of our named executive officers held stock options as of December 31, 2019 and one of our named executive officers held deferred share units (DSUs).

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Rick Pauls
Stock Options	10,000	—	(CAD$) 23.00	10/06/2021
	10,000	—	(CAD$) 34.00	02/15/2022
	10,000	—	(CAD$) 21.40	06/25/2023
	67,500	—	(CAD$) 3.00	12/01/2025
	42,500	—	(CAD$) 5.20	11/28/2026
	35,417	7,083	(CAD$) 6.40	06/19/2027
	16,750	16,750	(CAD$) 11.20	04/17/2028
	66,000	198,000	(US$) 4.60	06/23/2029
DSUs					1,749	$8,483

Scott Kellen
Stock Options	25,125	25,125	(CAD$) 11.20	04/17/2028
	24,938	74,812	(US$) 4.60	06/23/2029

Harry Alcorn, Pharm.D.
Stock Options	10,417	14,583	(CAD$) 10.40	08/15/2028
	31,250	93,750	(US$) 4.60	06/23/2029

(1)	All stock options vest in 12 equal quarterly installments over three years, except the stock options granted on June 24, 2019 which vest in eight equal quarterly installments over two years.

(2)	All stock options have a 10-year term, but may terminate earlier if the recipient’s employment or service relationship with our company terminates.

(3)	All DSU awards are settled after the holder’s employment or service relationship with our company terminates.

(4)

The market value of DSU awards that have not been settled as of December 31, 2019 is based on the closing sale price of our common shares as reported by The Nasdaq Capital Market on December 31, 2019 ($4.85).

Employee Benefit and Stock Plans

2019 Omnibus Incentive Plan

The DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan (2019 Plan) was adopted by the Board of Directors on March 14, 2019 and approved by our shareholders on May 22, 2019.

Shares Available. Subject to adjustment (as described below), the maximum number of our common shares authorized for issuance under the 2019 Plan is 2,000,000 shares. No more than 2,000,000 shares may be granted as incentive stock options and no more than 100,000 shares may be granted to any non-employee director in any one year (other than shares received in lieu of any annual cash retainer or meeting fees).

Eligible Participants. Awards may be granted to employees, non-employee directors and consultants of DiaMedica or any of our subsidiaries. A “consultant” for purposes of the 2019 Plan is one who renders services to DiaMedica or its subsidiaries that are not in connection with the offer and sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities.

Awards Available. The 2019 Plan permits us to grant non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards, and other stock based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Transferability. Except pursuant to a testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the 2019 Plan, no right or interest of any participant in an award prior to the exercise (in the case of options or stock appreciation rights) or vesting, issuance or settlement of such award will be assignable or transferable, or subjected to any lien, during the lifetime of the participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

Termination of Employment or Other Service. The 2019 Plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement or an individual agreement between DiaMedica and a participant. If a participant’s employment or other service with DiaMedica is terminated for cause, then all outstanding awards held by such participant will be terminated and forfeited. In the event a participant’s employment or other service with DiaMedica is terminated by reason of death, disability, or retirement, then:

●

All outstanding stock options (excluding non-employee director options in the case of retirement) and stock appreciation rights held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or stock appreciation rights would otherwise expire;

●	All outstanding stock options and stock appreciation rights that are not exercisable and all outstanding restricted stock will be terminated and forfeited; and

●

All outstanding unvested restricted stock units, performance awards, and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with DiaMedica or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Board of Directors may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

In the event a participant’s employment or other service with DiaMedica is terminated by reason other than for cause, death, disability, or retirement, then:

●

All outstanding stock options (including non-employee director options) and stock appreciation rights held by the participant that then are exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or stock appreciation rights would otherwise expire;

●	All outstanding restricted stock will be terminated and forfeited; and

●

All outstanding unvested restricted stock units, performance awards and other stock-based awards will be terminated and forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with DiaMedica or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Board of Directors may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture, or extraordinary dividend (including a spin off) or other similar change in the corporate structure or our common shares, the Board of Directors will make the appropriate adjustment or substitution in order to prevent dilution or enlargement of the rights of participants. These adjustments or substitutions may be to the number and kind of securities and property that may be available for issuance under the 2019 Plan. In order to prevent dilution or enlargement of the rights of participants, the Board of Directors may also adjust the number, kind and exercise price of securities or other property subject to outstanding awards.

Term, Termination and Amendment. Unless sooner terminated by the Board of Directors, the 2019 Plan will terminate at midnight on May 21, 2029. No award will be granted after termination of the 2019 Plan, but awards outstanding upon termination of the 2019 Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2019 Plan.

Subject to certain exceptions as set forth in the 2019 Plan, the Board of Directors has the authority to terminate and the Board of Directors has the authority to amend the 2019 Plan or any outstanding award agreement at any time and from time to time. No termination or amendment of the 2019 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2019 Plan without the written consent of the participant holding such award.

Prior Stock Option Plan

The DiaMedica Therapeutics Inc. Amended and Restated Stock Option Plan (Option Plan) was adopted by the Board of Directors on September 30, 2018 and by our shareholders on November 6, 2018. The Option Plan was terminated with respect to future grants upon the approval by the shareholders of the 2019 Plan. Options outstanding under the Option Plan remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Option Plan.

Subject to the discretion of the Board of Directors, where a person ceases to be an eligible participant under the Option Plan, other than by reason of death or in the event of termination for cause, options granted to participants will cease to be exercisable on the earlier of the expiry date and 90 days after the date of termination. Subject to the discretion of the Board of Directors, if a participant is terminated for cause, all options received will terminate and cease to be exercisable upon such termination.

In the event of any change in our outstanding common shares by reason of any stock dividend, split, recapitalization, reclassification, amalgamation, merger, consolidation, combination or exchange of shares or distribution of rights to holders of shares or any other form of corporate reorganization whatsoever, an equitable adjustment will be made to the share limits in the Option Plan and any options then outstanding and the exercise price in respect of such options.

Prior Deferred Share Unit Plan

The DiaMedica Therapeutics Inc. Deferred Share Unit Plan (DSU Plan) was adopted by the Board of Directors on August 25, 2011 and by our shareholders on September 22, 2011. The DSU Plan was terminated with respect to future grants upon the approval by the shareholders of the 2019 Plan. DSU awards outstanding under the DSU Plan remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the DSU Plan. All DSU awards held by a recipient settle and the shares underlying such awards become issuable only after the termination of the recipient’s employment or other service with DiaMedica.

Anti-Hedging and Pledging Policy

DiaMedica has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if officers, directors and employees engage in certain types of transactions in DiaMedica’s securities that hedge or offset, or are designed to hedge or offset, any decrease in the market value of DiaMedica’s equity securities. Therefore, DiaMedica’s Insider Trading Policy provides that officers, directors and employees must comply with the following policies with respect to certain transactions in DiaMedica’s securities:

●

Short Sales. Short sales of DiaMedica’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in DiaMedica or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of DiaMedica’s securities are prohibited.

●

Publicly Traded Options. A transaction in options is, in effect, a bet on the short-term movement of DiaMedica’s common shares and therefore creates the appearance that an officer, director or employee is trading based on inside information. Transactions in options also may focus an officer’s, director’s or employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities involving DiaMedica’s equity securities, on an exchange or in any other organized market, are prohibited.

●

Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an officer, director or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer, director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer, director or employee may no longer have the same objectives as DiaMedica’s other shareholders. Therefore, such transactions involving DiaMedica’s equity securities are prohibited.

●

Purchases of the Company’s Securities on Margin; Pledging the Company’s Securities to Secure Margin or Other Loans. Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase DiaMedica’s securities (other than in connection with a cashless exercise of stock options through a broker under the Company’s equity plans). Margin purchases of DiaMedica’s securities are prohibited. Pledging DiaMedica’s securities as collateral to secure loans is also prohibited. This prohibition means, among other things, that directors, officers and employees cannot hold DiaMedica’s securities in a “margin account.”

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS

________________

Introduction

Below under “—Description of Related Party Transactions” is a description of transactions that have occurred during the past fiscal year, or any currently proposed transactions, to which we were or are a participant and in which:

●	the amounts involved exceeded or will exceed the lesser of: $120,000 or one percent (1%) of the average of our total assets at year end for the last two completed fiscal years; and

●

a related person (including any director, director nominee, executive officer, holder of more than 5% of our common shares or any member of their immediate family) had or will have a direct or indirect material interest.

These transactions are referred to as “related party transactions.”

Description of Related Party Transactions

Relationship with Hermeda Industrial Co., Limited

We and Hermeda Industrial Co., Limited (Hermeda) are parties to an investment agreement, which includes terms relating to the composition of the Board of Directors. Under director nomination provisions of this agreement, Hermeda had the right to designate a representative to be nominated to the Board of Directors for so long as Hermeda beneficially owns at least 10% of our outstanding common shares on a non-diluted basis, and we agreed to use our reasonable best efforts to cause the Hermeda designee to be elected. As of March 31, 2020, Hermeda beneficially owned 7.1% of our outstanding common shares. Zhenyu Xiao, Ph.D., one of our directors, is the Director of Hermeda and is the current designee of Hermeda under the investment agreement. Dr. Xiao is not standing for re-election at the Annual General Meeting.

Former License and Collaboration Agreement

In September 2018, we entered into a license and collaboration agreement with Ahon Pharmaceutical Co Ltd. (Ahon Pharma), a subsidiary of Fosun Pharma, which allowed Ahon Pharma to have exclusive rights to clinically develop and commercialize DM199 for acute ischemic stroke in mainland China, Taiwan, Hong Kong S.A.R. and Macau S.A.R. Under the terms of the agreement, we received an upfront payment of $500,000 on signing and were entitled to receive an additional payment of $4.5 million upon the earlier of regulatory clearance to initiate a clinical trial in China or July 1, 2019. On August 12, 2019, after extensive good faith discussions with Ahon Pharma, we were unable to agree upon mutually acceptable revised terms to the agreement and we terminated the agreement for non-payment of the $4.5 million milestone, thereby regaining worldwide rights for DM199 for acute ischemic stroke. Fosun Pharma, through its partnership with SK Group, a South Korea based company is an investor in DiaMedica through its equity investment in 2016.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and executive officers. The indemnification agreements provide, among other things, for indemnification, to the fullest extent permitted by law and our Articles, against any and all expenses (including attorneys’ fees) and liabilities, judgments, fines and amounts paid in settlement that are paid or incurred by the executive or on his or her behalf in connection with such action, suit or proceeding. The indemnification agreements also set forth procedures that apply in the event an executive requests indemnification or an expense advance. For more information regarding these agreements, see “Director Compensation—Indemnification.”

DiaMedica has not identified any arrangements or agreements relating to compensation provided by a third party to DiaMedica’s directors or director nominees in connection with their candidacy or board service as required to be disclosed pursuant to Nasdaq Rule 5250(b)(3).

Policies and Procedures for Related Party Transactions

The Board of Directors has delegated to the Audit Committee, pursuant to the terms of a written policy and the formal written charter of the Audit Committee, the authority to review, approve and ratify related party transactions. If it is not feasible for the Audit Committee to take an action with respect to a proposed related party transaction, the Board of Directors or another committee, may approve or ratify it. No member of the Board of Directors or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

Our policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries and affiliates) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10 percent beneficial owner of another entity).

Prior to entering into or amending any related party transaction, the party involved must provide notice to our Chief Financial Officer of the facts and circumstances of the proposed transaction, including:

●	the related party’s relationship to us and his or her interest in the transaction;

●

the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

●	the purpose and benefits of the proposed related party transaction with respect to us;

●	if applicable, the availability of other sources of comparable products or services; and

●	an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If the Chief Financial Officer determines the proposed transaction is a related party transaction in which the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction will be submitted to the Audit Committee for consideration. In determining whether to approve a proposed related party transaction, the Audit Committee, or where submitted to the Chair of the Audit Committee, the Chair of the Audit Committee, will consider, among other things, the following:

●	the purpose of the transaction;

●	the benefits of the transaction to us;

●

the impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, shareholder or executive officer;

●	the availability of other sources for comparable products or services;

●	the terms of the transaction; and

●	the terms available to unrelated third parties or to employees generally.

Under our policy, certain related party transactions as defined under our policy will be deemed to be pre-approved by the Audit Committee and will not be subject to these procedures.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

________________

Shareholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials relating to the 2021 Annual General Meeting of Shareholders must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on December 21, 2020, unless the date of the 2021 meeting is delayed by more than 30 calendar days. The proposals must satisfy the requirements of the proxy rules promulgated by the SEC and as the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any other shareholder proposals, including director nominations, to be presented at the 2021 Annual General Meeting of Shareholders (other than a matter brought pursuant to SEC Rule 14a-8) must be given in writing to our Corporate Secretary and must be delivered to or mailed and received at our registered office no later than the close of business on the date that is three months before the anniversary of the previous year’s annual reference date, being February 22, 2020. The proposals must satisfy the requirements of the BCBCA. Subject to the BCBCA, a registered owner or beneficial owner of one or more shares that carry the right to vote at general meetings and who has been a registered owner or beneficial owner of one or more such shares for an uninterrupted period of at least two years may submit to us a notice of any matter that the person wishes to have considered at our next annual general meeting.

COPIES OF FISCAL 2019 ANNUAL REPORT AND ADDITIONAL INFORMATION

________________

We have sent or made electronically available to each of our shareholders a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2019. Our Annual Report includes our financial information included in our consolidated annual financial statements and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2019. Our Annual Report is electronically available on our website at www.diamedica.com, by accessing the SEC’s EDGAR filing database at www.sec.gov or on SEDAR at www.sedar.com. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent to: DiaMedica Therapeutics Inc., Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, Attention: Shareholder Information.

_________________________

Your vote is important. Whether or not you plan to attend the meeting in person, vote your shares of DiaMedica common shares by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted.

By Order of the Board of Directors Richard Pilnik Chairman of the Board

April 20, 2020

Minneapolis, Minnesota

DiaMedica THERAPEUTICS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Savings Time on June 1, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Savings Time on June 1, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D07664-P38644

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIAMEDICA THERAPEUTICS INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Richard Pilnik	☐	☐
1b. Michael Giuffre, M.D.	☐	☐
1c. James Parsons	☐	☐
1d. Rick Pauls	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSAL 2.

NOTE: To transact such other business as may properly come before the Annual General Meeting or at any continuation, postponement or adjournment thereof.

If you wish to appoint someone other than Rick Pauls, President, Chief Executive Officer and Director of DiaMedica, or Scott Kellen, Chief Financial Officer and Secretary of DiaMedica, as your proxy, please check box here. Please do not check box unless you want to exercise this option. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DiaMedica THERAPEUTICS

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

D07665-P38644

DIAMEDICA THERAPEUTICS INC.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
JUNE 2, 2020 2:30 PM, CDT
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Appointment of Proxyholder:

I/We being holder(s) of DiaMedica Therapeutics Inc. hereby appoint:
Rick Pauls and Scott Kellen, or either of them,

OR

Print the name of the person you are appointing if this person is someone other than the appointed proxyholders.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Shareholders of DiaMedica Therapeutics Inc. to be held at the offices of Fox Rothschild LLP, 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota 55402, on Tuesday, June 2, 2020, at 2:30 PM (CDT) and at any adjournment or postponement thereof. **THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIAMEDICA.**

Notes to proxy

1. **Every holder has the right to appoint another person or entity of their choice, who need not be a shareholder, to attend and act on the holder's behalf at the Annual General Meeting or any adjournment or postponement thereof. If you wish to appoint a person or entity other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see above).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all registered owners must sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by DiaMedica to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**
6. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of the Annual General Meeting or other matters that may properly come before the Annual General Meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying 2019 Annual Report and proxy statement provided by DiaMedica.